Exhibit 21
Bob Evans Farms, Inc. and Subsidiaries
As of November 23, 2010



Bob Evans Farms, Inc.,
a Delaware corporation
owns 100% of
Mimi's Cafe, LLC,
a Delaware limited liability company
owns 100% of
SWH Corporation,
a California corporation
owns 100% of
Bob Evans Farms, Inc.,
owns 100% of
BEF Management, Inc.,
an Ohio corporation
Bob Evans Holding, Inc.,
an Ohio corporation
Owens Foods, Inc.,
a Texas corporation
Bob Evans Transportation Company, LLC,
an Ohio limited
Bob Evans Restaurants of Michigan, LLC
a Delaware limited
Mimi's Cafe of Rogers, Inc.,
an Arkansas
non-profit mutual
owns 100% of
Mimi's Cafe Kansas, Inc.,
a Kansas corporation
owns 100% of
SWH Too, LLC,
a Delaware limited liability company
owns 100% of
SWH Texas, Inc.,
a Delaware corporation
owns 100% of
SWH Oklahoma, Inc.,
an Oklahoma corporation
owns 100% voting
SWH Howard Maryland, Inc.,
a Maryland corporation
owns 100% of
SWH Charles Maryland, Inc.,
a Maryland corporation
owns 100% of
SWH Frederick Maryland, Inc.,
a Maryland corporation
owns 100% of
SWH Liquor Company,
a Texas corporation